EXHIBIT 99.1

Nanophase Technologies Reports Record Financial Results for Third Quarter Ended September 30, 2021

  Announces Another Record Quarter with 80% YOY Growth
  Delivered $22 Million in Nine-Month Revenue
  Solésence Nine-Month 2021 Revenue Exceeded Full Year 2020
  Revenue by More Than 98%

ROMEOVILLE, Ill., Nov. 03, 2021 (GLOBE NEWSWIRE) -- Nanophase Technologies Corporation (OTCQB: NANX), a leader in minerals-based and scientifically-driven health care solutions across beauty and life science categories — with innovations that protect skin from environmental aggressors and aid in medical diagnostics — today announced financial results for its third quarter and nine months ended September 30, 2021.

“Through executing our growth strategy, we have seen accelerated consumer adoption of our Solésence products, as well as returning demand for our Active Pharmaceutical Ingredients (“APIs”) sold in to sun- and skin-care applications. We are continuing to develop new technologies and create exciting product applications for our novel beauty science platforms,” said Jess Jankowski, Chief Executive Officer. “Solésence beauty science sees triple-digit growth as our products continue to be embraced by our brand partners, and we expect this growth to continue through 2022. Through our largest personal care ingredients customer, we have seen growth in sales of our APIs eclipse full year 2020 levels through October 2021, and we expect to see continued growth in 2022. Demand for our medical diagnostics materials has softened after the first half of 2021, which we believe relates to the moderation in the current pandemic environment. We continue to believe that our novel materials technology enables enhanced performance in helping diagnosticians to identify COVID-19 and other viruses more accurately. Life science will remain the third major component of our business strategy going forward,” Jankowski added:

“After delivering more than $22M in revenue during the first nine months, we still had purchase orders in hand for another $27M+ taking us well in to 2022. Approximately $10M of this applies to 2021 customer orders, the majority of which we expect to fulfill prior to 2022.”

“Our results reflect our strong position relative to two dominant trends in the beauty industry: the rapid evolution toward clean and more inclusive products and the desire to simplify beauty regimes. The clean evolution builds on the premise that safer products will lead to more beautiful and healthy skin and a healthier planet, while the Pandemic-driven trend of simplifying beauty regimens has highlighted the need for technologies that can be multifunctional — offering a single formula with a combination of benefits that are commonly achieved by two or three separate products. Our technologies. and the products we build from them in both our API and Solésence businesses, serve as the core to brands successfully addressing the consumer’s needs driven by both these trends. As a result, our company will enjoy more than a dozen new product launches in 2022, underpinning Nanophase’s ability to continue solid growth in the future,” said Kevin Cureton, Chief Operating Officer.

Third Quarter and YTD 2021 Financial Highlights
(All Numbers are Approximate)

·  Revenue for the third quarter was $7.9 million, vs. $3.9 million for the same period in 2020. Revenue for the nine months ended September 30, 2021 was $22.1 million, vs. $12.3 million for the same period in 2020.

For the nine-month period of 2021:

  Solésence beauty science nine-month revenue was $13.4 million, up 204% from $4.4 million for the same period in 2020.
    Solésence nine-month 2021 revenue exceeded full year 2020 Solésence revenue by more than 98%.
  Advanced Materials revenue was $3.4 million, down 8% from $3.7 million in the same period of 2020.
  Personal Care Ingredients revenue was $5.3 million, up 28% from $4.2 million in 2020.

·  Income from operations, before interest expense and other income, was $2.9 million for the nine-month period in 2021, versus $1.2 million for the same period in 2020.

·  Net income for the nine-month period ended September 30, 2021 was $2.7 million in 2021, compared to $0.8 million for the same period in 2020, reflecting a $0.04 per share improvement period over period.

·  The Company finished the quarter with approximately $1.4 million in cash.

Jankowski concluded: “Our largest current challenges involve expanding our business to meet existing and future demand. We are hard at work to facilitate and manage this expansion, with confidence that it will support continued, if not accelerated, growth. We remain steadfast in our vision to enhance people’s lives through better health — with science and innovation as our pathway to get there. We are committed to doing our part to improve public health by providing essential products for the health and safety of those we serve.”

Conference Call
Nanophase will host its Third quarter 2021 conference call on Thursday, November 4, 2021, at 10:00 a.m. CDT, 11:00 a.m. EDT to discuss its financial results and provide a business and financial update.

Click here to listen to the live webcast of the event, or dial in using the number(s) below:

U.S.:	(877) 312-8776
International:	(408) 774-4007

The conference ID is 6190086.

Please dial in to the conference call at least 5 minutes prior to the scheduled start of the call to avoid connection delays. If a participant will be listen-only, they are encouraged to listen via the webcast after the call.

The call may also be accessed through the company’s website, at www.nanophase.com, by clicking on Investor Relations, Investor News and the link in this Press Release.

FINANCIAL RESULTS AND NON-GAAP INFORMATION

Use of Non-GAAP Financial Information
Nanophase believes that the presentation of results excluding certain items, such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

About Nanophase Technologies
Nanophase Technologies Corporation (NANX), www.nanophase.com, is a leading innovator in minerals-based and scientifically driven health care solutions across beauty and life science categories, as well as other legacy advanced materials applications. Leveraging a platform of integrated, patented, and proprietary technologies, the Company creates products with unique performance, enhancing consumers health and well-being. We deliver commercial quantity and quality engineered materials both as ingredients and as part of fully formulated products in a variety of formats.

Forward-Looking Statements
This press release contains words such as “expects,” “shall,” “will,” “believes,” and similar expressions that are intended to identify forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance, and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risks and uncertainties include, without limitation, the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s engineered materials, ingredients, and fully formulated products; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; the impact of any potential new government regulations that could be difficult to respond to or too costly to comply with while remaining financially viable; the ability of the Company to maintain an appropriate electronic trading venue; and other factors described in the Company’s Form 10-K filed March 26, 2021. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties, or other contingencies.

COMPANY CONTACT
Investor Relations
630-771-6700

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED BALANCE SHEETS
(in thousands except share and per share data)

	September	December 31,
	2021	2020
ASSETS	(Unaudited)

Current assets:
Cash	$1,380	$957
Trade accounts receivable, less allowance for doubtful accounts of $9
for both September 30, 2021 and December 31, 2020	4,723	2,932
Inventories, net	6,327	4,340
Prepaid expenses and other current assets	698	606
Total current assets	13,128	8,835

Equipment and leasehold improvements, net	4,014	2,868
Operating leases, right of use	1,679	1,827
Other assets, net	9	10
	$18,830	$13,540

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit, bank	$-	$500
Line of credit, related party	3,740	2,155
Current portion of long-term debt, related party	1,000	500
Current portion of finance lease obligations	137	177
Current portion of operating lease obligations	521	431
Accounts payable	2,436	2,126
Deferred revenue	388	411
Accrued expenses	1,251	484
Total current liabilities	9,473	6,784

Long-term portion of finance lease obligations	11	110
Long-term portion of operating lease obligations	1,385	1,651
Long-term convertible loan, related party	-	1,097
PPP Loan (SBA)	-	952
Asset retirement obligation	220	214
Total long-term liabilities	1,616	4,024

Contingent liabilities	-	-
Stockholders’ equity:
Preferred stock, $.01 par value, 24,088 shares authorized and
no shares issued and outstanding	-	-
Common stock, $.01 par value, 55,000,000 shares authorized;
48,725,473 and 38,221,292 shares issued and outstanding on September 30, 2021
and December 31, 2020, respectively	487	382
Additional paid-in capital	104,307	102,117
Accumulated deficit	(97,053)	(99,767)
Total stockholders’ equity	7,741	2,732
	$18,830	$13,540

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$7,896	$3,827	$21,971	$11,929
Other revenue	28	61	139	333
Net revenue	7,924	3,888	22,110	12,262

Operating expense:
Cost of revenue	4,946	2,201	14,588	7,832
Gross profit	2,978	1,687	7,522	4,430

Research and development expense	635	405	1,670	1,134
Selling, general and administrative expense	942	730	2,994	2,133
Income from operations	1,401	552	2,858	1,163
Interest expense	38	122	1,096	368
Other income, net	-	-	(952)	-
Income before provision for income taxes	1,363	430	2,714	795
Provision for income taxes	-	-	-	-
Net income	$1,363	$430	$2,714	$795

Net income per share-basic	$0.03	$0.01	$0.06	$0.02

Weighted average number of common shares outstanding - basic	48,566,431	38,141,741	43,756,300	38,138,453

Net income per share-diluted	$0.03	$0.01	$0.06	$0.02

Weighted average number of common shares outstanding - diluted	50,728,431	38,432,741	45,726,300	38,228,453

NANOPHASE TECHNOLOGIES CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS - EXPANDED SCHEDULE
(Unaudited Consolidated Condensed)
(in thousands except share and per share data)
	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue:
Product revenue	$7,896	$3,827	$21,971	$11,929
Other revenue	28	61	139	333
Net revenue	7,924	3,888	22,110	12,262

Operating expense:
Cost of revenue detail:
Depreciation	103	74	283	218
Non-Cash equity compensation	4	19	15	38
Other costs of revenue	4,839	2,108	14,290	7,576
Cost of revenue	4,946	2,201	14,588	7,832
Gross profit	2,978	1,687	7,522	4,430

Research and development expense detail:
Depreciation	9	10	27	32
Non-Cash equity compensation	7	14	36	43
Other research and development expense	619	381	1,607	1,059
Research and development expense	635	405	1,670	1,134

Selling, general and administrative expense detail:
Depreciation and amortization	6	5	18	15
Non-Cash equity compensation	17	15	72	66
Other selling, general and administrative expense	919	710	2,904	2,052
Selling, general and administrative expense	942	730	2,994	2,133
Income from operations	1,401	552	2,858	1,163
Interest expense	38	122	1,096	368
Other income, net	-	-	(952)	-
Income before provision for income taxes	1,363	430	2,714	795
Provision for income taxes	-	-	-	-
Net income	$1,363	$430	$2,714	$795

Non-GAAP Disclosure (see note regarding Non-GAAP disclosures):
Addback Interest, net	38	122	1,096	368
Addback Depreciation/Amortization	118	89	328	265
Addback Non-Cash Equity Compensation	28	48	124	147
Subtract Non-Cash Other Income	-	-	(952)	-

Adjusted EBITDA	$1,547	$689	$3,310	$1,575